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                                                                    EXHIBIT 10.2


                            U.S. PLASTIC LUMBER CORP.

                     10% CONVERTIBLE SUBORDINATED DEBENTURE

NEW YORK, NEW YORK                                                   $2,831,558
ISSUE DATE:  September 24, 2002

         FOR VALUE RECEIVED, U.S. PLASTIC LUMBER CORP., a Nevada corporation (the "CORPORATION"), hereby promises to pay to the order of Halifax Fund L.P. or its permitted successors or assigns (the "HOLDER") the sum of two million eight hundred and thirty one thousand, five hundred and fifty eight dollars ($2,831,558) in same day funds, on or before the Maturity Date (as defined below). The Holder may convert amounts of principal of this Debenture into shares ("CONVERSION SHARES") of the Corporation's common stock, par value $.0001 (the "COMMON STOCK"), on the terms and subject to the conditions set forth herein.

         The Corporation has issued this Debenture pursuant to an Exchange and Repurchase Agreement, dated as of September 24, 2002 (the "EXCHANGE AGREEMENT"), between the Corporation and Halifax Fund L.P. This Debenture is (i) subject to the terms of an Amended and Restated Subordination and Intercreditor Agreement, dated as of September 9, 2002, between Bank of America, N.A, as agent, and Halifax Fund L.P. (the "RESTATED INTERCREDITOR AGREEMENT") and (ii) is secured by the security interest in the Company's Property as described in a Restated Security Agreement, dated as of September 24, 2002, between the Corporation and Halifax Fund L.P. (the "RESTATED SECURITY AGREEMENT").

         The following terms shall apply to this Debenture:

1.       DEFINITIONS.

                  "BANKRUPTCY CODE" means Title 11, United States Code, as amended.

                  "BUSINESS DAY" means any day other than a Saturday, Sunday or a day on which either the New York Stock Exchange or commercial banks in the city of New York are authorized or required by law to close.

                  "CHANGE OF CONTROL TRANSACTION" means the existence or occurrence of any of the following: (a) the sale, conveyance or disposition of all or substantially all of the assets of the Corporation or any of its Subsidiaries; (b) the effectuation of a transaction or series of transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of; (c) the consolidation, merger or other business combination of the Corporation with or into any other entity, immediately following which the prior stockholders of the Corporation fail to own, directly or indirectly, at least fifty percent (50%) of the surviving entity; (d) a transaction or series of





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transactions in which any Person or group acquires more than fifty percent (50%)
of the voting power of the Corporation; (e) a transaction or series of transactions in which any Person (other than the Corporation or a wholly-owned subsidiary of the Corporation) or group acquires any capital stock of any Subsidiary of the Corporation; (f) any "Rule 13e-3 Transaction", as defined in Rule 13e-3 under the Securities Exchange Act of 1934, as amended: and (g) during any period of twelve (12) consecutive calendar months, individuals who were directors of the Corporation on the first day of such period (together with any new directors whose election by the Corporation's Board of Directors or whose nomination for election by the Corporation's shareholders was approved by a vote of at least a majority of the directors who either were directors at the beginning of such period or whose election or nomination was previously so approved) shall cease to constitute at least a majority of the Board of Directors of the Corporation. In no event shall the sale of the Clean Earth Entities and the Clean Earth Intellectual Property pursuant to the Clean Earth Purchase Agreement constitute a "Change of Control Transaction".

                  "CLOSING BID PRICE" means the closing bid price for the Common Stock occurring on a given Trading Day on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg Financial Markets or, if Bloomberg Financial Markets is not then reporting such prices, by a comparable reporting service of national reputation selected by the Holder and reasonably acceptable to the Corporation (collectively, "BLOOMBERG") or if the foregoing does not apply, the last reported bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no bid price is reported for such security by Bloomberg, the average of the bid prices of all market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on any of the foregoing bases, the Closing Bid Price of such security shall be the fair market value as reasonably determined by an investment banking firm selected by the Holder, and reasonably acceptable to the Corporation, with the costs of such appraisal to be borne by the Corporation.

                  "CONVERSION" has the meaning set forth in paragraph 3(a) hereof.

                  "CONVERSION PRICE" means:

                  (i) with respect to $933,333.33 principal of this Debenture, $0.75;

                  (ii) with respect to $933,333.33 principal of this Debenture, $1.00; and

                  (iii) with respect to $933,333.33 principal of this Debenture, $1.25;

it being understood that, subject to the foregoing limitations, the Holder shall have the right to determine the Conversion Price that will apply to a particular Conversion. In the event that an adjustment to the Conversion Price occurs pursuant to the terms of this Debenture, such adjustment shall apply to each amount specified in (i), (ii) and (iii) above, and shall be cumulative with any prior adjustment. Each principal amount specified in (i), (ii) and (iii) above shall be increased by one-third of the amount of Interest that is paid by increasing the principal balance hereof pursuant to Section 2(b).

                  "CONVERTIBLE SECURITIES" means any options, warrants or other securities convertible, exercisable or exchangeable into or for Common Stock, or rights to purchase or receive shares of Common Stock.

                  "DEBT" shall have the meaning specified in the Exchange Agreement.

                  "DEFAULT INTEREST RATE" means the highest default rate of interest specified in the credit agreement governing the Senior Credit Facility.



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                  "GOVERNMENTAL AUTHORITY" means any nation or government, any state, provincial or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation any stock exchange, securities market or self-regulatory organization.

                  "ISSUE DATE" means the date on which this Debenture is issued.

                  "JUNIOR SECURITIES" means all equity securities of the Corporation issued and outstanding at any time.

                  "LIEN" means, with respect to any Property, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, tax lien, financing statement, pledge, charge, or other lien, charge, easement (other than any easement not materially impairing usefulness), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

                  "LIQUIDATION EVENT" has the meaning specified in Section 6 hereof.

                  "MASTER SECURITY AGREEMENT" means the Security Agreement, dated as of February 24, 2000, among the Corporation, GE Capital Corporation, as agent, and the financial institutions named therein, and related documents, each as amended or otherwise modified from time to time, and any renewal, extension, refinancing or replacement (or successive renewals, extensions, refinancings or replacements) thereof.

                  "MARKET PRICE" means, as of any date, the average Closing Bid Price for the Common Stock during the period of five (5) Trading Days immediately preceding (but not including) such date.

                  "MATURITY DATE" means March 24, 2006.

                  "NOTE" means the 10% Subordinated Note, due March 24, 2006, issued pursuant to the Exchange Agreement.

                  "OBLIGATIONS" means any and all indebtedness, liabilities and obligations of the Corporation to the holder of this Debenture evidenced by and/or arising pursuant to this Debenture, the Exchange Agreement or the 2002 Registration Rights Agreement, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, including, without limitation, the obligations of the Corporation to repay principal of this Debenture, to pay interest on this Debenture (including, without limitation, interest accruing after any, if any, bankruptcy, insolvency, reorganization or other similar filing) and to pay all fees, indemnities, costs and expenses (including attorneys' fees) provided for in the Exchange Agreement or the 2002 Registration Rights Agreement.




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                  "PERSON" means any individual, corporation, trust,
association, company, partnership, joint venture, limited liability company, joint stock company, Governmental Authority or other entity.

                  "QUAKERTOWN NOTE" shall have the meaning set forth in the Restated Intercreditor Agreement.

                  "2002 REGISTRATION RIGHTS AGREEMENT" means the agreement, dated as of September 24, 2002, between the Holder and the Corporation pursuant to which the Corporation has agreed to register shares of Common Stock.

                  "SCHEDULED INTEREST PAYMENT DATE" means the first Business Day of each September and March following the Issue Date.

                  "SENIOR CREDIT AGREEMENT" means the Credit Agreement, dated as of September 10, 2002, between the Company and Bank of America, as amended or otherwise modified from time to time, and any renewal, extension, refinancing or replacement (or successive renewals, extensions, refinancings or replacements) thereof.

                  "SENIOR DEBT" means (a)(i) the outstanding principal balance of all obligations under and pursuant to the Senior Credit Agreement and the Master Security Agreement, or any agreement or agreements evidencing any refinancing or replacement thereof permitted under Section 5.8 of the Exchange Agreement (collectively, the "SENIOR LOAN AGREEMENTS"), respectively, including, without limitation, reimbursement obligations under letters of credit issued pursuant to a Senior Loan Agreement and (ii) all obligations under interest rate or foreign currency hedging or commodity price hedging, swap, cap, collar or similar agreements of the Corporation to any lender under a Senior Loan Agreement, or any of their respective affiliates, whether now existing or hereafter arising (and whether such indebtedness arises or accrues before or after the commencement of any bankruptcy, insolvency or receivership proceedings), including, without limitation, interest and fees accruing pre-petition or post-petition at the rate or rates prescribed in the relevant Senior Loan Agreement and costs, expenses, and legal fees, whenever incurred (and whether or not such claims, interest, costs, expenses or fees are allowed or allowable in any such proceeding); and (b) amounts disbursed or advanced (including, without limitation in connection with the provision of any financing or other financial accommodations pursuant to Section 364 of the Bankruptcy
Code) by the Senior Lenders which the Senior Lenders, in their discretion, deem necessary or desirable to preserve or protect any collateral or to enhance the likelihood or maximize the amount of repayment of the Senior Debt, including, but not limited to, all protective advances, costs, expenses, and attorneys' and paralegals' fees, whensoever made, advanced or incurred by the Senior Lenders in connection with the Senior Debt or the collateral therefor.

                  "SENIOR LENDER" means any lender named in a Senior Loan Agreement.

                  "TRADING DAY" means any day on which the Common Stock is purchased and sold on the principal securities exchange or market on which the Common Stock is then listed or traded.

                  "WARRANTS" shall have the meaning specified in the Exchange Agreement.




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         All definitions contained in this Debenture are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein" and "hereunder" and words of similar import referring to this Debenture refer to this Debenture as a whole and not to any particular provision of this Debenture. Any capitalized term used herein that is not otherwise defined shall have the meaning specified in the Exchange Agreement.

2.       INTEREST.

                  (a) INTEREST ACCRUAL. This Debenture shall bear interest on the unpaid principal amount hereof ("INTEREST") at an annual rate of ten percent (10%), computed on the basis of a 360-day year, and calculated using the actual number of days elapsed since the Issue Date or the day on which interest was most recently paid, as the case may be. The Corporation shall pay to the Holder accrued and unpaid Interest in cash (i) subject to Section 2(b) hereof, on each Scheduled Interest Payment Date, (ii) on the Maturity Date (whether by acceleration or otherwise) and (iii) on any date on which the entire principal amount of this Debenture is paid in full (each of (i), (ii) and (iii) being referred to herein as an "INTEREST PAYMENT DATE").

                  (b) PAYMENT IN KIND. During the period beginning on the Issue Date and ending on the second anniversary of the Issue Date, the Corporation may pay Interest that becomes due on a Scheduled Interest Payment Date by increasing the principal balance of this Debenture by the amount of such accrued Interest not paid in cash; PROVIDED, HOWEVER, that the Corporation must pay in cash all Interest that becomes due (i) on an Interest Payment Date that is other than a Scheduled Interest Payment Date, or (ii) on a Scheduled Interest Payment Date occurring after the second anniversary of the Issue Date. The Corporation shall maintain a record showing, at any given time, the unpaid principal amount of this Debenture and the date of any increase to such principal amount pursuant to this paragraph 2(b). The Holder shall amend ANNEX II hereto upon any such increase to reflect the unpaid principal amount hereof.

                  (c) DEFAULT INTEREST. Any amount of Interest that is not paid on the relevant Interest Payment Date shall bear interest thereafter at the Default Interest Rate. The Corporation must pay interest at the Default Interest Rate in cash on or before the fifth (5th) Business Day following the last day of each calendar month in which such interest accrues.

3.       CONVERSION.

                  (a) RIGHT TO CONVERT. Subject to the conditions and limitations specifically provided herein, the Holder shall have the right to convert, at any time and from time to time after the Issue Date, the outstanding and unpaid principal amount of this Debenture (or any portion thereof) into such number of fully paid and non-assessable Conversion Shares as is determined in accordance with the terms hereof (a "CONVERSION").

                  (b) CONVERSION NOTICE. In order to convert principal of this Debenture, the Holder shall send by facsimile transmission, at any time prior to 5:00 p.m., eastern time, on the Business Day on which the Holder wishes to effect such Conversion (the "CONVERSION DATE"), a notice of conversion to the Corporation, in the form set forth on ANNEX I hereto, stating the amount of principal to be converted and a calculation of the number of shares of Common



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Stock issuable upon such Conversion (a "CONVERSION NOTICE"). The Holder shall not be required to physically surrender this Debenture to the Corporation in order to effect a Conversion; provided, however, that after this Debenture is converted in full, the Holder shall return this Debenture to the Corporation for cancellation. The Corporation shall maintain a record showing, at any given time, the unpaid principal amount of this Debenture and the date of each Conversion or other payment of principal hereof. The Holder shall amend ANNEX II hereto upon any such Conversion or payment of principal to reflect the unpaid principal amount hereof. In the case of a dispute as to the number of Conversion Shares issuable upon a Conversion (including without limitation as a result of adjustments to the Conversion Price made in accordance with Section 4 below), the Corporation shall promptly issue to the Holder the number of Conversion Shares that are not disputed and shall submit the disputed calculations to its independent accountants within two (2) Business Days of receipt of the Holder's Conversion Notice. The Corporation shall cause such accountants to calculate the Conversion Price as provided herein and to notify the Corporation and the Holder of the results in writing no later than five (5) Business Days following the day on which such accountant received the disputed calculations (the "DISPUTE PROCEDURE"). Such accountant's calculation shall be deemed conclusive absent manifest error. The fees of any such accountant shall be borne by the party whose calculations are most at variance with those of such accountant.

                  (c) NUMBER OF CONVERSION SHARES; CONVERSION PRICE. The number of Conversion Shares to be delivered by the Corporation pursuant to a Conversion shall be equal the principal amount of this Debenture being converted DIVIDED BY the Conversion Price in effect on the relevant Conversion Date.

                  (d) DELIVERY OF COMMON STOCK UPON CONVERSION. Upon receipt of a Conversion Notice, the Corporation shall, no later than the close of business on the third (3rd) Business Day following the Conversion Date set forth in such Conversion Notice (the "DELIVERY DATE"), issue and deliver or cause to be delivered to the Holder the number of Conversion Shares determined pursuant to paragraph 3(c) above, PROVIDED, HOWEVER, that any Conversion Shares that are the subject of a Dispute Procedure shall be delivered no later than the close of business on the third (3rd) Business Day following the determination made pursuant thereto. The Corporation shall effect delivery of Conversion Shares to the Holder, without any restrictive legend except as provided by the terms of the Exchange Agreement, as long as the Corporation's designated transfer agent or co-transfer agent in the United States for the Common Stock (the "TRANSFER AGENT") participates in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program ("FAST"), by crediting the account of the Holder or its nominee at DTC (as specified in the applicable Conversion Notice) with the number of Conversion Shares required to be delivered, no later than the close of business on such Delivery Date. In the event that the Transfer Agent is not a participant in FAST or if the Holder so specifies in a Conversion Notice or otherwise in writing on or before the Conversion Date, the Corporation shall effect delivery of Conversion Shares by delivering to the Holder or its nominee physical certificates representing such Conversion Shares, no later than the close of business on such Delivery Date. If any Conversion would create a fractional Conversion Share, such fractional Conversion Share shall be disregarded and the number of Conversion Shares issuable upon such Conversion, in the aggregate, shall be the next higher whole number of Conversion Shares. Conversion Shares delivered to the Holder shall not contain any restrictive legend unless such legend is required pursuant to the terms of the Exchange Agreement.

                  (e) LIMITATIONS ON RIGHT TO CONVERT. In no event shall the Holder be permitted to convert principal of this Debenture in excess of that amount upon the Conversion of which:




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                           (i) the number of Conversion Shares to be issued
pursuant to such Conversion, when added to the number of shares of Common Stock issued pursuant to all prior Conversions of the Debenture, would exceed 19.99% of the number of shares of Common Stock outstanding on the Closing Date (subject to equitable adjustment from time to time for the events described in Section 4 below) (the "CAP AMOUNT"), except that such limitation shall not apply in the event that the Corporation obtains the approval of the holders of a majority of the Corporation's outstanding Common Stock ("STOCKHOLDER APPROVAL") for the issuance of Common Stock in excess of the Cap Amount. In the event that, as a result of an adjustment or reset to the Conversion Price, the number of shares of Common Stock issuable upon conversion of the entire principal amount of this Debenture outstanding on the effective date of such adjustment or reset exceeds the Cap Amount (without regard to any other limitations on such Conversion that may be imposed by the terms of this Debenture), the Holder shall have the right (subject to the terms of the Restated Intercreditor Agreement), upon delivery of written notice to the Corporation at any time on or after the effective date of such adjustment or reset, to require the Corporation to redeem the amount of principal of this Debenture that the Holder would be unable to convert as a result of the limitation imposed hereby at a redemption price equal to the amount of such principal PLUS all unpaid interest and other amounts accrued on this Debenture. Such redemption shall be effected on or before the fifth Business Day following receipt by the Corporation of such written notice by delivery of immediately available funds in the amount of such redemption price to the Holder. In the event of a sale of other transfer of all or any portion of this Debenture to a third party, such party shall be allocated a pro rata share of the Cap Amount and shall be deemed to assume the rights and obligations provided by the terms of this paragraph 3(e)(i); or

                           (ii) (x) the number of Conversion Shares to be issued
pursuant to such Conversion PLUS (y) the number of shares of Common Stock beneficially owned by the Holder (other than Common Stock which may be deemed beneficially owned except for being subject to a limitation on conversion or exercise analogous to the limitation contained in this paragraph (e)(ii)) would exceed 9.99% of the number of shares of Common Stock then issued and outstanding, it being the intent of the Corporation and the Holder that the Holder not be deemed at any time to have the power to vote or dispose of greater than 9.99% of the number of shares of Common Stock issued and outstanding at any time. Nothing contained herein shall be deemed to restrict the right of the Holder to convert such excess principal amount at such time as such Conversion will not violate the provisions of this paragraph (e)(ii). As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder. To the extent that the limitation contained in this paragraph (e)(ii) applies, the Corporation may rely on the Holder's determination of whether principal of this Debenture is convertible pursuant to the terms hereof, the Corporation having no obligation whatsoever to verify or confirm the accuracy of such determination, and the submission of a Conversion Notice by the Holder shall be deemed to be the Holder's representation that the principal amount specified therein is convertible pursuant to the terms hereof. The holders of Common Stock are to be deemed third-party beneficiaries of the limitation imposed hereby and, accordingly, this paragraph may not be amended without the consent of the holders of a majority of the shares of Common Stock then outstanding; PROVIDED, HOWEVER, that the Holder shall have the right, upon written notice to the Corporation, to waive the provisions of this paragraph (e)(ii) in the event that
(a) a Change of Control Transaction is announced or effected or (b) a Liquidation Event (as defined below) occurs.



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4.       ADJUSTMENTS TO CONVERSION PRICE.

         (a) ADJUSTMENT TO CONVERSION PRICE DUE TO STOCK SPLITS AND SIMILAR EVENTS. If (A) the number of outstanding shares of Common Stock is increased by a stock split, a reclassification of the Common Stock, or other similar event, the Conversion Price shall be proportionately reduced, which reduction shall be effected at the time such event takes place; (B) the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares or other similar event, the Conversion Price shall be proportionately increased, which increase shall be effected at the time such event takes place; or (C) the number of shares of Common Stock is increased by a stock dividend on the Common Stock, the Conversion Price shall be proportionately reduced, which reduction shall be effected on the record date for the determination of holders of Common Stock to receive such dividend; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this Section 4(a) to reflect the actual payment of such dividend.

         (b) ADJUSTMENT TO CONVERSION PRICE DUE TO COMMON STOCK ISSUANCES.

                  (i) If the Corporation issues (x) Common Stock, whether upon the exercise or conversion of Convertible Securities or otherwise, at a price per share that is lower than the Conversion Price in effect on the date of such issuance, the Conversion Price shall be reduced to such lower price; or (y) Convertible Securities, and such Convertible Securities have a conversion price, exercise price or exchange ratio that is lower than the Conversion Price in effect on the date of such issuance, or if the conversion price, exercise price or exchange ratio of any Convertible Security (whether issued before or after the Closing Date) is at any time lowered pursuant to "reset", "fill-up", anti-dilution or similar provisions to a price that is lower than the Conversion Price in effect on the date of such issuance, the Conversion Price shall be reduced to such lower price.

                  (ii) If the Corporation issues Common Stock or Convertible Securities entitling the holder thereof to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than eighty percent (80%) of the Market Price on the date on which such Common Stock or Convertible Securities are issued (but not less than the Conversion Price, in which case the provisions of paragraph (b)(i) above shall apply), the Conversion Price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which (x) the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion of such convertible securities by the conversion price per share of Common Stock pursuant to the terms of such convertible securities) would purchase at the Market Price on such record date, and of which (y) the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible). For purposes hereof, the "number of shares of Common Stock outstanding" on a particular date shall include the number of shares of Common Stock issuable upon the exercise or conversion of all Convertible Securities

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outstanding on such date. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after such record date. Notwithstanding the foregoing, no adjustment to the Conversion Price shall be made under Section 4(b)(i) or this Section 4(b)(ii) in the event that the Company issues shares of Common Stock or Convertible Securities to consultants or creditors of the Company, but only so long as (A) the Company does not file a registration statement covering the resale of the shares so issued or that are issuable upon conversion or exercise of such Convertible Securities, or otherwise allow or permit the resale of such shares pursuant to an effective registration statement, prior to the one-year anniversary of the Closing Date and (B) the Market Price for the Common Stock and Convertible Securities so issued does not exceed one million dollars ($1,000,000) individually or in the aggregate. For purposes of the preceding sentence, (i) the Market Price for the Common Stock or Convertible Securities being issued on a particular date shall be calculated on such date and (ii) the Market Price for such Convertible Securities shall be equal to the Market Price for the number of shares of Common Stock into which such Convertible Securities are convertible or exercisable (without giving effect to any restrictions or limitations on such conversion or exercise).

         (c) ADJUSTMENTS TO CONVERSION PRICE DUE TO CERTAIN DISTRIBUTIONS TO EXISTING SHAREHOLDERS. If the Corporation shall distribute to all or substantially all holders of its Common Stock, evidences of indebtedness or other securities or assets, including any dividend or distribution in shares of capital stock of a subsidiary of the Corporation, or any rights to acquire any of the foregoing, or shall distribute to all or substantially all holders of its Common Stock rights or warrants to subscribe for or purchase any of its securities (excluding those rights and warrants referred to in subsection (b) of this Section 4), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the current Conversion Price by a fraction of which the numerator will be the Market Price on the record date mentioned below less the fair market value of such assets on such record date (as reasonably determined in good faith by the Board of Directors) applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date), and of which the denominator shall be the Market Price on such record date. Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

         (d) ADJUSTMENT DUE TO MERGER, CONSOLIDATION, ETC. If there shall be any merger, consolidation, business combination, tender offer by a Person other than the Corporation, exchange of shares, recapitalization, reorganization, redemption or other similar event, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Corporation or another entity (an "EXCHANGE TRANSACTION"), then upon the Conversion of this Debenture occurring after consummation of such Exchange Transaction (a "SUBSEQUENT CONVERSION"), the Holder shall have the right to receive the same amount and type of consideration (including without limitation, stock, securities and/or other assets), and on the same terms as a holder of shares of Common Stock would be entitled to receive in connection with the consummation of such Exchange Transaction, had this Debenture been converted immediately prior to such Exchange Transaction at the Conversion Price applicable to such Subsequent Conversion, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder to the end that the provisions

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hereof shall thereafter be applicable as nearly as may be practicable in relation to any securities thereafter deliverable upon the Conversion of this Debenture. The Corporation shall not effect any Exchange Transaction unless (i) it (or, in the case of a tender offer, the offering party) first gives to the Holder ten (10) days prior written notice of such Exchange Transaction (an "EXCHANGE NOTICE"), and makes a public announcement of such event at the same time that it gives such notice (it being understood that the filing by the Corporation of a Form 8-K with the Securities and Exchange Commission for the purpose of disclosing the anticipated consummation of the Exchange Transaction shall constitute an Exchange Notice for purposes of this provision) and (ii) the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligations of the Corporation hereunder, including the terms of this subparagraph 4(f), and under the Exchange Agreement and the Registration Rights Agreement.

         (e) NO FRACTIONAL SHARES. If any adjustment under this Section 4 would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon Conversion shall be the next higher whole number of shares.

         (f) EXCEPTIONS TO ADJUSTMENT OF CONVERSION PRICE. No adjustment to the Conversion Price will be made pursuant to this Section 4, (i) upon the exercise of any warrants, options or convertible securities granted, issued and outstanding on the Closing Date (except in the case where the price at which such warrant, option or security is exercised has decreased since the Closing Date as a result of a reset or anti-dilutive adjustment (other than as a result of (A) stock splits or the issuance of stock dividends or (B) any adjustment made to this Debenture pursuant to this paragraph 4) or similar occurrence);
(ii) upon the grant or exercise of any stock or options which may hereafter be granted or exercised under any employee benefit plan, stock option plan or restricted stock plan of the Corporation now existing or to be implemented in the future, so long as the issuance of such stock or options is approved by a majority of the Board of Directors of the Corporation; (iii) upon the exercise of the Warrants or the conversion of this Debenture; (iv) upon the issuance of securities pursuant to a firm-commitment, fixed-price underwritten offering (which shall not include equity lines of credit or similar transactions); and
(v) upon the issuance of securities in connection with a strategic investment made by the Corporation or a third party, the primary purpose of which is not the raising of equity capital.

5.       EVENTS OF DEFAULT.

         (a) ACCELERATION OF INDEBTEDNESS. In the event that an Event of Default (as defined below) occurs, the Holder may declare, by written notice to the Corporation (an "ACCELERATION NOTICE"), all unpaid amounts of principal of and interest on this Debenture to be immediately due and payable, without presentment, demand, protest or notice of any kind (other than an Acceleration Notice), all of which are hereby expressly waived, anything herein or in any other instruments contained to the contrary notwithstanding, and the Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law, subject to the terms of the Restated Intercreditor Agreement. In the event that the Corporation fails to pay all amounts due hereunder within three (3) Business Days following delivery of an Acceleration Notice to the Corporation (such third Business Day being deemed to be the Maturity Date for purposes hereof), such unpaid amounts shall bear interest thereafter at the Default Interest Rate.

         (b) EVENTS OF DEFAULT. Each of the following events shall be deemed an "EVENT OF Default":

                  (i) a Liquidation Event occurs or the Company publicly announces its present intention to effect a Liquidation Event;

                  (ii) other than an Event of Default described in Section 5(b)(v) or Section 5(b)(vi) below, in which case such provision shall apply, the Corporation breaches or provides written notice to the Holder of its intent to breach, in a material respect, any covenant or other material term or condition of this Debenture (including without limitation any payment obligation hereunder), the Note, the Exchange Agreement, the Restated Security Agreement, the 2002 Registration Rights Agreement or any other Transaction Document, including but not limited to the failure to deliver Conversion Shares on or before the Delivery Date therefor, and such breach continues for a period of ten
(10) Business Days after written notice by the Holder to the Corporation; PROVIDED, HOWEVER, that such written notice by the Holder shall not be required in the event that such breach relates to the failure by the Company to pay principal, interest or any other amount as and when due under this Debenture or the Note, and in such event, such ten day period shall be deemed to commence on the date on which such payment becomes due and payable, and an Event of Default shall be deemed to have occurred if such payment is not made on or before the last day of such period;

                  (iii) any representation or warranty made by the Corporation contained in this Debenture, the Exchange Agreement, the Restated Security Agreement, the 2002 Registration Rights Agreement or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby or thereby is inaccurate or misleading in any material respect as of the date such representation or warranty was made;

                  (iv) a default occurs under or with respect to any instrument that evidences Debt of the Corporation in excess of five hundred thousand dollars ($500,000), individually or in the aggregate, after giving effect to any applicable grace or cure period and to any waiver granted in writing by the holder of such Debt, and the result thereof is to cause such Debt to become due and payable prior to its stated maturity;

                  (v) an Interfering Event (as defined in the 2002 Registration Rights Agreement) occurs and continues unremedied for at least thirty (30) days; and

                  (vi) the Holder delivers a Redemption Notice (as defined below) to the Corporation in accordance with Section 5A hereof and the Corporation fails to pay the Redemption Price (as defined below) to the Holder on or before the tenth (10th) Business Day following the Redemption Date (as defined below).

5A.      MANDATORY REDEMPTION.

         In the event that a Change of Control Transaction occurs, the Holder shall have the right, at any time following the consummation thereof, to require the Corporation to redeem all or any part of this Debenture at the Redemption Price (as defined below) by delivering to the Corporation written notice to such effect (a "REDEMPTION NOTICE"). Upon receipt of a Redemption Notice, the Corporation shall pay the Redemption Price in cash to the Holder against delivery of this Debenture on or before the fifth (5th) Business Day following its receipt of such Redemption Notice (such fifth Business Day being referred to herein as the "REDEMPTION DATE"). In the event the Corporation does not pay the Redemption Price to the Holder on or before the Redemption Date, such unpaid amount shall bear interest at the Default Interest Rate until paid in full. The Corporation will not effect or participate in a Change of Control Transaction (or, in the event of a third-party tender offer, will not recommend that its shareholders accept the terms of such offer) unless the surviving entity (if not the Corporation) assumes the obligations of the Corporation under this Section 5A. For purposes hereof, "REDEMPTION PRICE" means the outstanding principal amount of this Debenture plus all accrued but unpaid interest (including without limitation interest at the Default Interest Rate, if any) and other amounts accrued and owing hereunder. Notwithstanding the foregoing, the Holder will not effect a redemption pursuant to this paragraph 5A in the event that, following a merger, consolidation or other business combination with or into any other entity that constitutes Change of Control Transaction, the creditworthiness of the surviving entity, and the competency and reputation of management, each in the sole discretion of the Holder acting in good faith, is the same or better than that of the Company immediately prior to such transaction.

6.       PRIORITY ON LIQUIDATION.

         Subject to the provisions of the Restated Intercreditor Agreement and applicable law, in the event of (x) any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Corporation or to its creditors, as such, or to its assets or (y) the dissolution or other winding up of the Corporation, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy proceedings, or (z) any assignment for the benefit of creditors or any marshalling of the material assets or material liabilities of the Corporation (each a "LIQUIDATION EVENT"), then, and in any such event, the Holder of this Debenture shall first be entitled to receive payment in full of all principal of, and all Interest and other amounts due or to become due on, this Debenture before any payment on account of principal, premium, if any, interest, dividends or any other amounts is made on any other Debt (other than, with the exception of the Debt represented by the Quakertown Note, Senior Debt) of the Corporation or Junior Securities, whether on account of any purchase, exchange or redemption or other acquisition of such Debt or Junior Securities, at maturity or otherwise.

7.       SUBORDINATION.

         Notwithstanding anything to the contrary contained herein, this Debenture and the Corporation's obligation to make any payment of principal, interest, liquidated damages or any other amounts hereunder shall constitute a portion of the "HALIFAX INDEBTEDNESS" under and as defined in the Restated Intercreditor Agreement and, as such, shall be subordinated to the prior payment in full and in cash of the Senior Debt (other than the Debt represented by the Quakertown Note) on the terms provided in the Restated Intercreditor Agreement, all of which are incorporated herein by reference.

8.       MISCELLANEOUS.

         (a) FAILURE TO EXERCISE RIGHTS NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof. All rights and remedies of the Holder hereunder are cumulative and not exclusive of any rights or remedies otherwise available.

         (b) NOTICES. Any notice, demand or request required or permitted to be given by the Corporation or the Holder pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

                  to the Corporation:

                                U.S. Plastic Lumber Corp.
                                2300 W. Glades Road
                                Suite 440 West
                                Boca Raton, Florida 33431
                                Attention: Bruce Rosetto
                                Facsimile: (561) 394-5335

                  with copy to:

                                Blank Rome Comisky & McCauley LLP
                                One Logan Square
                                Philadelphia, Pennsylvania  19103
                                Attention: Alan L. Zeiger, Esq.
                                Facsimile: (215) 569-5628

                  to the Holder:

                               c/o The Palladin Group, L.P.
                               195 Maplewood Avenue
                               Maplewood, New Jersey 07040
                               Attn:  Robert Chender/Maurice Hryshko

                  with copy to:

                               Duval & Stachenfeld
                               300 East 42nd Street
                               New York, NY 10017
                               Attn: Robert L. Mazzeo, Esq.
                               Fax: 212-883-8883

A party may from time to time change its address for notices by giving at least 10 days' written notice of such changed address to the other party hereto.

         (c) AMENDMENTS. No amendment, modification or other change to, or waiver of any provision of, this Debenture may be made unless such amendment, modification, change or waiver is set forth in writing and is executed and delivered by the Corporation and the Holder; PROVIDED, HOWEVER, that, while any Senior Debt (other than the Debt represented by the Quakertown Note) has not been paid in full in cash or any commitment to extend Senior Debt is outstanding, no amendment, modification or other change may be made to Section 7 hereof without the prior written consent of the holders of a majority of the principal amount of such Senior Debt that is outstanding on the effective date of such amendment, modification or change.

         (d) TRANSFER OF DEBENTURE. The Holder may sell, transfer or otherwise dispose of all or any part of this Debenture (including without limitation pursuant to a pledge) to any person or entity as long as such sale, transfer or disposition complies with the applicable requirements of the Exchange Agreement; PROVIDED, HOWEVER, that the Holder will not, at any time that the Senior Debt (other than the Debt represented by the Quakertown Note) has not been paid in full in cash or any commitment to extend such Senior Debt is outstanding, sell, transfer, pledge, assign, hypothecate or otherwise dispose of this Debenture to any person other than a person who agrees in writing, in form and substance reasonably satisfactory to the Corporation and the holders of majority of the outstanding principal amount of such Senior Debt, to be bound by the terms of the Restated Intercreditor Agreement applicable to the Holder. From and after the date of any such sale, transfer or disposition, the transferee hereof shall be deemed to be the Holder of a Debenture in the principal amount acquired by such transferee, and the Corporation shall, as promptly as practicable, issue and deliver to such transferee a new Debenture identical in all respects to this Debenture (but, if deemed appropriate by the Corporation, reflecting all principal amounts previously paid or converted), in the name of such transferee. The Corporation shall be entitled to treat the original Holder as the holder of this entire Debenture unless and until it receives written notice of the sale, transfer or disposition hereof and the other requirements applicable thereto have been satisfied.

         (e) LOST OR STOLEN DEBENTURE. Upon receipt by the Corporation of evidence of the loss, theft, destruction or mutilation of this Debenture, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Corporation, and upon surrender and cancellation of the Debenture, if mutilated, the Corporation shall execute and deliver to the Holder a new Debenture identical in all respects to this Debenture.

         (f) GOVERNING LAW. This Debenture shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of law provisions thereof.

         (g) SUCCESSORS AND ASSIGNS. The terms and conditions of this Debenture shall inure to the benefit of and be binding upon the respective successors (whether by merger or otherwise) and permitted assigns of the Corporation and the Holder. The Corporation may not assign its rights or obligations under this Debenture except as specifically required or permitted pursuant to the terms hereof and of the Exchange Agreement.

         (h) PREPAYMENT. No payment of principal hereof may be made by the Corporation prior to the Maturity Date (whether scheduled or pursuant to an acceleration of the amounts due hereunder) unless and until all amounts of principal of and interest and other amounts accrued on the Note have been paid in full. The Corporation shall give the Holder at least twenty (20) Business Days' prior written notice of any such prepayment, which notice will be binding and irrevocable upon receipt by the Holder.


                           [Signature Page to Follow]

IN WITNESS WHEREOF, the Corporation has caused this Debenture to be signed in its name by its duly authorized officer on the date first above written.

U.S. PLASTIC LUMBER CORP.


By: /s/ Bruce Rosetto
   -------------------------------
   Name: Bruce Rosetto
   Title: Secretary